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                                                                   EXHIBIT 10.15

                         AGREEMENT FOR THE PURCHASE AND
                         SALE OF COMMERCIAL REAL ESTATE




         THIS AGREEMENT FOR THE PURCHASE AND SALE OF COMMERCIAL REAL ESTATE ("Agreement") is entered into as of December 12, 1997 ("Effective Date") between THE BOARD OF PENSION COMMISSIONERS OF THE CITY OF LOS ANGELES ("Seller") and UNITED INVESTORS REALTY TRUST, a Texas real estate investment trust ("Buyer").

 1. SALE OF PROJECT. Subject to the terms and conditions provided in this Agreement, Seller agrees to sell and Buyer agrees to purchase all of Seller's right, title and interest in and to the following described property (collectively, the "Project"):

          1.1 PROPERTY. The real property which is described on EXHIBIT A attached hereto (the "Property").

          1.2 BUILDING. The building which is located on the Property, together with all other structures, fixtures and improvements owned by Seller and located on the Property (the "Building").

          1.3 EQUIPMENT. The items of equipment, furniture and other personal property owned by Seller and located on the Property and used in connection with the operation of the Property, excluding only those items listed on EXHIBIT B attached hereto (the "Equipment").

          1.4 LEASES. The leases, reservation agreements, other occupancy agreements entered into by Seller with third parties for the use or occupancy of space within the Building that are in effect as of the date of Seller's execution of this Agreement and are listed in the schedule attached hereto as EXHIBIT C (identifying the Tenants at the Project and providing certain information with respect to the Leases delivered by Seller in accordance with
Section 4.7) or which are hereafter made in accordance with the provisions of
Section 5.1 (the "Leases").

          1.5 SECURITY DEPOSITS. All security deposits, advance rentals and similar deposits held by Seller at Closing in connection with the Leases (the "Security Deposits").

          1.6 SERVICE CONTRACTS. All service, maintenance and other contracts entered into by Seller which relate to the maintenance or operation of the Building or the Property that are in effect as of the date of Seller's execution of this Agreement and listed in the schedule attached hereto as Exhibit F or which are hereafter made in accordance with the provisions of
Section 5.1 (the "Service Contracts").

          1.7 TRADE NAME. The name "Mason Park Centre" to the extent of any proprietary rights of Seller therein.

 2. PURCHASE PRICE. The purchase price to be paid by Buyer to Seller for the Project is $15,200,000.00 (the "Purchase Price"). The Purchase Price will be paid by Buyer in the following manner:




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          2.1    EARNEST MONEY DEPOSIT.  Within two business days after the later of the date Buyer or Seller signs this Agreement, Buyer agrees to deposit the sum of $100,000.00 with Chicago Title - Dallas Direct, having its principal office at 350 N. St. Paul, Suite 250, Dallas, TX 75201 (the "Title Company"), as earnest money and as a deposit toward payment of the Purchase Price (the "Earnest Money Deposit"). The Earnest Money Deposit shall be deposited in a federally insured interest-bearing account. All interest earned thereon shall become part of the Earnest Money Deposit. If the purchase and sale hereunder are consummated in accordance with the terms and conditions hereof, the Earnest Money Deposit shall be applied to the Purchase Price at the Closing (as defined below). In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided elsewhere in this Agreement.

          2.2 FUNDS AT CLOSING. At Closing, Buyer shall pay to Seller the balance of the Purchase Price, which balance shall be paid in cash, by bank cashier's check or other certified funds.

3.      TITLE MATTERS.

          3.1 PERMITTED EXCEPTIONS. Seller shall transfer and convey its right, title and interest in the Project to Buyer subject to the exceptions, restrictions and encumbrances listed on EXHIBIT D attached hereto (the "Permitted Exceptions").

          3.2 TITLE COMMITMENT AND SURVEY. Seller shall, no later than ten days after the Effective Date, deliver to Buyer a title commitment issued by the Title Company to insure title to the Property and improvements thereon in the name of Buyer and in the amount of the Purchase Price (the "Title Commitment"). The Title Commitment shall contain the express commitment of the Title Company to issue a Texas Form T-1 Owner's Policy of the Title Insurance. The Title Commitment shall be accompanied by legible (if available) copies of all instruments listed in the Title Commitment as exceptions to title to the Property. At Closing, Seller shall cause the Owner's Policy of Title Insurance to be issued to Buyer pursuant to the Title Commitment. If Buyer desires any extended coverage, such coverage shall be at Buyer's sole cost. Seller shall deliver to Buyer as soon as it is available a copy of the most recent survey of the Property within Seller's possession, updated to within six weeks of the Effective Date (the "Survey").

          3.3 DEFECTS OF TITLE. Except for the Permitted Exceptions, Buyer shall have the right to object to any defect of title which appears in the Title Commitment or Survey and which prevents the title to the Project from being indefeasible or which materially adversely affects the use or value of the Project (a "defect of title"). Any objection to a defect of title must be in writing and must be received by Seller no later than ten days after Buyer has received the Title Commitment and the Survey. Notwithstanding the foregoing, if a defect of title not revealed in the Title Commitment or the Survey is revealed in such documents only after the expiration of the Inspection Period and such defect is not caused by Buyer, Buyer shall have until ten days after the date of its discovery of the defect of title or the date of Closing, whichever is earlier, to provide Seller with notice of its objection to the defect of title. Buyer's failure to provide Seller with written notice of an objection to any title matter appearing in the Title Commitment or Survey within such periods of time shall be deemed to be a waiver by Buyer of any objection it might otherwise have; and all such title matters shall become additional "Permitted Exceptions." If





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Seller receives timely written notice from Buyer of a defect of title, Seller shall have the right, in its sole discretion, to exercise any of the following options, within 15 days of Seller's receipt of Buyer's objections to title: (a) correct or cure the defect of title, (b) obtain title insurance over the defect of title through title policy endorsement or otherwise, or (c) notify Buyer that Seller does not intend to cure or insure over the defect of title. Seller shall have the right, in its sole discretion, to extend the date of Closing for a period of time not to exceed fifteen days in which to attempt to correct or cure a defect of title. If Seller is unable or unwilling to cure or insure over a defect of title, Buyer shall have the right to either (a) terminate this Agreement and its obligations hereunder, or (b) waive its objection to the defect of title. If Buyer elects to terminate this Agreement, Seller shall return the Earnest Money Deposit to Buyer and neither party shall have any further obligation hereunder. If Buyer elects to waive its objection to the defect of title, the title matter objected to shall thereafter be considered a "Permitted Exception." A defect of title, regardless of its disposition under this Section, shall not result in a reduction of the Purchase Price.

4.       INSPECTION.

          4.1 INSPECTION PERIOD. Buyer shall have until Tuesday, December 30, 1997 (the "Inspection Period") in which to make such examinations, studies, tenant credit checks, appraisals, inspections, engineering, environmental and insurance underwriting tests and investigations (the "Inspections") of the Project at Buyer's sole cost and expense as Buyer may deem advisable. Such Inspections shall include review of the Property Information as defined in
Section 4.7. If written notice of any unsatisfactory condition, signed by Buyer, is not received by Seller on or before the end of the Inspection Period, the physical condition of the Project shall be deemed to be satisfactory to Buyer, and all of Buyer's contingencies under this Agreement shall be deemed to be waived. If written notice of any unsatisfactory condition other than the environmental condition of the Property (which is covered in Section 4.3), signed by Buyer, is given to Seller prior to the end of the Inspection Period, then this Agreement shall terminate automatically, the Earnest Money Deposit shall be returned to Buyer, and the parties shall have no further obligations or liabilities under this Agreement except as specifically stated otherwise.

          4.2 ACCESS TO THE PROPERTY. During the Inspection Period Buyer and its designated agents shall have access to the Project during normal business hours to conduct physical inspections of the Project, provided that Seller has received at least 48 hours advance written notice prior to such access. At Seller's election, Seller may have a representative present during any such inspection. Neither Buyer nor any of its designated agents shall be entitled to conduct any investigation that involves boring or penetration into the Property or the Building, including but not limited to "Phase II" environmental testing, without the express written consent of Seller, which consent shall not be unreasonably withheld or delayed. In addition, if Buyer conducts a Phase II test, the Buyer shall enter into the Access Agreement in the form attached hereto as EXHIBIT K. Any request by Buyer to Seller for permission to conduct any such intrusive testing shall be in writing and shall be accompanied by a written scope of the intended work in sufficient detail to allow Seller to reasonably evaluate the request. Buyer shall be exclusively responsible for all costs and fees associated with its investigation and review of the Property. Buyer agrees to conduct and to cause its representatives to conduct their investigations in a manner that does not cause any damage, loss, cost or expenses to, or claims against Seller or the Property. Buyer





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agrees to repair any damage or disturbance Buyer or its representatives shall cause to the Property, and Buyer agrees to defend, indemnify and hold Seller harmless from and against any and all liabilities and claims, including reasonable attorneys' fees, arising by reason of performance of any of such inspections. This indemnification shall survive termination of this Agreement.

          4.3 SELLER'S RIGHT TO CURE. If (i) any Environmental Phase I Site Assessment or Environmental Phase II Site Assessment obtained by Buyer with respect to the Property reveals a Hazardous Substance (as defined below) on the Property for which Seller is liable and recommends remediation in connection therewith, and (ii) Buyer delivers a copy of such assessment to Seller prior to the expiration of the Inspection Period, and (iii) Seller, within twenty (20) days after its receipt of such assessment, delivers notice to Buyer stating that Seller refuses to remediate such Hazardous Substance as described below, then Buyer may either: (i) waive such matters and proceed to close the transaction contemplated hereby; or (ii) terminate this Agreement by notice in writing given to Seller within seven (7) days after Buyer receives Seller's notice of its refusal to remediate, and receive a refund of the Earnest Money. Notwithstanding the foregoing, Seller shall have the right, but not the obligation, to perform such environmental remediation. If Seller elects to perform such remediation, then: (i) Seller shall provide written notice to Buyer, within twenty (20) days after Seller's receipt of such assessment, stating that Seller shall perform such remediation, (ii) on the completion of such remediation, Seller shall obtain and deliver to Buyer a Texas Risk Reduction Standard No. 2 (commercial standard) certificate of completion from the State of Texas under its voluntary cleanup program that includes a release of liability from the State of Texas in favor of Buyer for remediation of areas covered by the certificate, and (iii) prior to commencement of the remediation, Seller shall escrow with the Title Company an amount equal to 125% of the estimated cost of the remediation as determined by Seller's engineer who will oversee the remediation. Buyer acknowledges that any remediation by Seller may be performed after Closing, and that the Closing of this transaction shall proceed without any delay in accordance with this Agreement notwithstanding any need for any such remediation. Buyer shall permit Seller and its representatives and contractors to enter the Property after Closing, after reasonable prior notice to Buyer, for any such remediation. Except as described in this Section 4.3, and notwithstanding the provisions of Section 4.1, Buyer hereby waives any right to terminate this Agreement and receive a refund of the Earnest Money due to the presence or threat of any Hazardous Substances on the Property or the surrounding area. If Buyer does not terminate this Agreement pursuant to this Section 4.3, Buyer shall conclusively be deemed to have accepted the environmental condition of the Property. The provisions of this Section 4.3 shall survive the Closing.

         For purposes of this Agreement, the term "Hazardous Substance" shall mean and include those elements or compounds which are contained on the list of hazardous substances adopted by the United States Environmental Protection Agency and the list of toxic pollutants designated by the Congress or the Environmental Projection Agency under the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Environmental Pesticides Act, the Clean Water Act, the Clean Air Act, the Texas Natural Resources Code, the Texas Water Code, the Texas Solid Waste Disposal Act, the Texas Hazardous Substances Spill Prevention and Control Act, any so-called state, federal or locate "Superfund" or "Superlien" statute, or any other statute, law, ordinance, code, rule, regulation,





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order or decree regulating, relating to or imposing liability (including strict liability) or standards of conduct concerning any substances that are hazardous to human health.

          4.4 INSURANCE. Prior to any entry by Buyer or any of its representatives onto the Property, Buyer shall provide to Seller evidence satisfactory to Seller (including a certificate of insurance with appropriate endorsements) that Buyer has in force adequate liability and worker's compensation insurance with a combined single limit of not less than Two Million Dollars ($2,000,000), naming Seller, Lowe Enterprises Colorado, Inc., and Transwestern Property Company ("Seller's Property Manager") as additional insureds, to protect such additional insureds against any and all liability, claims, demands, damages and costs (including reasonable attorneys' fees and other litigation expenses) which may occur as a result of any activity of Buyer or any of its representatives on the Property. In no event shall the amount of insurance carried by Buyer limit or release Buyer's indemnification contained in Section 4.2 above.

          4.5 REPORTS. All information, irrespective of the form of communication, provided to or obtained by Buyer or its officers, employees, agents, contractors, representatives or advisors (collectively and individually, "Buyer's Representatives"), whether prepared by or on behalf of Seller, by third party consultants engaged by Buyer, Buyer's Representatives or otherwise, in connection with Buyer's investigation of the Property, shall be kept in strict confidence by Buyer and Buyer's Representatives. In the event that Buyer does not complete the purchase of the Property for any reason, any and all studies, reports and other documents provided to or obtained by Buyer or Buyer's Representatives, excluding only financial reports and forecasts generated internally by Buyer in connection with such investigation process, together with any and all copies thereof, shall be deemed the property of and shall immediately be delivered or returned to Seller without charge. Notwithstanding any provision of this Agreement which refers to the termination of this Agreement and the return of the Earnest Money Deposit to Buyer, such Deposit shall not be returned to Buyer unless and until Buyer has fulfilled its obligation to return to Seller the materials described in the preceding sentence. This provision shall survive the termination of this Agreement.

          4.6 TENANTS. In no event shall Buyer or Buyer's Representatives be authorized to conduct any activities under this Agreement or otherwise which would in any way interfere with or disturb any Tenant of the Property. Buyer shall not communicate with any Tenant of the Property without Seller's express written consent and Seller may have a representative present during any such communication. Buyer's obligation to consummate the transaction contemplated hereby is conditioned upon Buyer's receipt on or prior to Closing of each of the following Tenant Estoppel Certificates in the form annexed hereto as EXHIBIT D from: (i) the following Tenants, Palais Royal, Cinemark, Petco and Walgreens (the "Anchor Tenants"), (ii) those Tenants that lease in the aggregate at least 75% of the total remaining leased area of the Project (other than the area leased by the Anchor Tenants) as of the date of this Agreement (collectively, the "Minimum Tenant Estoppels"). Notwithstanding the foregoing, however, if Buyer does not receive all the Minimum Tenant Estoppels by Closing then Seller may, at its election in its sole discretion, substitute Seller's certificate to such matters ("Landlord's Estoppel") in substantially similar form as attached hereto as EXHIBIT L for any missing Minimum Tenant Estoppels which exceed 40% of the total remaining leased area of the Project other than the area leased by the Anchor Tenants. Seller may not substitute any Tenant Estoppel Certificates for any Anchor Tenants.





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          4.7    BOOKS.  Beginning on December 1, 1997, and continuing through the expiration of the Inspection Period, upon reasonable prior notice from Buyer to Seller, Seller shall make available for Buyer's inspection at the offices of Seller's Property Manager, 6671 Southwest Freeway, Suite 200, Houston, Texas, 77074, all records, books, encumbrances, pledges, pleadings, law suits, leases, material contracts and agreements, and all other documents, items and materials relating to the Project (except for any agreements between Seller's Property Manager and Seller and except for any privileged communications, appraisals, and internal valuations) that are in the files maintained by Seller's Property Manager (to the extent and only to the extent, that Seller's Property Manager actually possesses such materials or information), including, without limitation, the following: any inventory of personalty, permits and other governmental licenses, site plans, construction drawings, mechanical, electrical, structural, soils, roof, asbestos, environmental and similar building inspection reports, "as built" plans and specifications relating to the Property and Building, ad valorem tax statements for the Property, and any notices of appraised value (collectively the "Property Information").

         Seller has furnished to Buyer a list of all tenant leases, service contracts, equipment leases, warranties, management, maintenance, or other agreements affecting the Property of which Seller has knowledge (as defined in Section 6.1 below), together with copies of same, which copies, to Seller's knowledge (as defined in Section 6.1 below), are true and complete.

         Seller hereby expressly disclaims any warranties regarding the accuracy, completeness, analysis or conclusions of any reports or other information contained in its files (including Seller's Property Manager's files), except as otherwise expressly provided in Section 6.1.

          4.8 SELLER'S ACCESS. For a period of three years after the Closing, Buyer shall allow Seller and its agents and representatives access without charge to all files, records and documents delivered to Buyer at or prior to the Closing, upon reasonable advance notice and at all reasonable times, to examine and make copies of any such files, records and documents, at Seller's expense.

5.       SELLER'S COVENANTS PENDING CLOSING.

          5.1 SELLER'S COVENANTS. From the Effective Date until the Closing Date, Seller agrees, with respect to the Project that it will:

                  5.1.1 Operate the Project in a manner consistent with historical practices of Seller and in accordance with all applicable laws;

                  5.1.2 Promptly notify Buyer in writing of any litigation, arbitration or administrative hearing before any court or governmental agency concerning or affecting the Project which is instituted after the Effective Date and which comes to Seller's knowledge;

                  5.1.3 Following the expiration of the Inspection Period, not terminate or modify any Lease or commence any judicial action against any Tenant other than in the normal course of business without the prior written consent of Buyer, which consent shall not be unreasonably withheld;





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                  5.1.4   Following the expiration of the Inspection Period,
not execute any new lease or agree to the terms of any lease renewal without the prior written consent of the Buyer, which consent shall not be unreasonably withheld;

                  5.1.5 Promptly notify Buyer in writing of any written notice received from a Tenant of its election to vacate its leased premises or terminate its Lease, or of any election by Seller to terminate any Lease or commence any judicial action against any Tenant;

                  5.1.6 Not sell, exchange, transfer, assign, convey or encumber or otherwise dispose of all or any part of the Property or Building (except for leases permitted thereunder) or any interest therein, nor shall Seller remove any material piece of Equipment unless Seller shall replace the removed items with similar items of comparable quality;

                  5.1.7 Maintain the Project in its existing condition and repair, except for normal wear and tear and casualty loss;

                  5.1.8 Following the expiration of the Inspection Period, not, without the prior written consent of the Buyer, which will not be unreasonably withheld, enter into or modify any service, maintenance or management agreement which is not terminable on or before the Closing date;

                  5.1.9 Following the expiration of the Inspection Period, not, without the prior written consent of Buyer, which will not be unreasonably withheld, consent to any assignment or sublease or other encumbrance by a Tenant of its interest, or any part thereof, in its Lease, except as may be required by the terms of the Lease; or

                  5.1.10 With respect to any item in this Section 5 for which Buyer's consent is required, Buyer shall be deemed to have given its consent to any request of Seller to which Buyer has not rejected, in writing to Seller, within five business days of Buyer's receipt of Seller's written request for such consent, which rejection shall have been accompanied by a reasonably detailed description of the reasons for such rejection.

          5.2 BUYER'S DISAPPROVAL OF NEW LEASES. In the event that Buyer timely disapproves a request for consent for the execution of a new commercially reasonable lease, or a commercially reasonable modification, termination, or extension of an exiting lease for which its consent is required under this Section 5, within five business days thereafter, Buyer shall deposit with the Title Company the sum of $50,000.00 (the "Additional Deposit"). The Additional Deposit shall be nonrefundable to Buyer and shall remain the sole property of Seller, except only in the event of a default by Seller under this Agreement. Notwithstanding the foregoing, if the Closing occurs, Buyer shall receive a credit towards the Purchase Price in the amount of the Additional Deposit.

 6.      REPRESENTATIONS AND WARRANTIES.

          6.1 REPRESENTATIONS AND WARRANTIES OF SELLER. In connection with the following provisions and as referenced elsewhere in this Agreement, Buyer agrees that notice or knowledge of Seller shall refer only to the conscious actual knowledge of Seller's Property Manager, which shall exclude matters that Seller or Seller's Property Manager would otherwise be considered to





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have constructive notice, matters that it might be claimed that Seller or
Seller's Property Manager should have known or in the exercise of reasonable due diligence should have known, or matters that would create in Seller or Seller's Property Manager any duty of inquiry. It is agreed that notices issued by agencies, courts or administrative bodies that have not been actually received by Seller or Seller's Property Manger shall not be considered to be matters of which Seller or Seller's Property Manager have knowledge. In making the following warranties and representations, Seller or Seller's Property Manager shall not be required to make any independent investigation, to compel any third party to make disclosures, or to obtain any information from any third party. No imputation of knowledge or notice may be made except as expressly described herein. Seller shall be deemed to have conscious actual knowledge and possession only of those documents, instruments, or information as are actually in the files of Seller's Property Manager as of this date. Notwithstanding the foregoing, however, Seller agrees to cooperate with Buyer in obtaining information reasonably requested by Buyer if Buyer lacks standing to request same from any entity or body which possesses same.

         Seller hereby represents and warrants to Buyer that, except as otherwise disclosed in any exhibit attached hereto or in the Property
Information:

                  6.1.1 Except as expressly provided, Seller has the full right, power, and authority to sell and convey to Buyer the Project as provided in this Contract and to carry out Seller's obligations hereunder, and all requisite action necessary to authorize Seller to enter into this Contract and to carry out Seller's obligations hereunder has been, or on the Closing Date will have been, taken;

                  6.1.2 To Seller's knowledge there are no adverse or other parties in possession of the Project, or of any part thereof as lessees, tenants at sufferance, or trespassers, except Tenants referenced in Exhibit C or which are hereafter made in accordance with the provisions of Section 5.1;

                  6.1.3 Seller has not received written notice from any governmental agency or insurance underwriter of any violation with respect to the Project, which violation remains uncorrected. Without limiting the generality of the foregoing, Seller notes a minor perc spill which has been corrected in accordance with the State of Texas voluntary cleanup program and for which a Texas Risk Reduction Standard No. 2 (commercial standard) certificate of completion has been issued;

                  6.1.4 Seller has not received written notice of any pending condemnation action with respect to all or any portion of the Project;

                  6.1.5 To Seller's knowledge there is no litigation pending, affecting the Project other than as incurred in the normal course of business or with respect to which Seller's insurance underwriter(s) is responsible (and as listed in Exhibit M attached hereto);

                  6.1.6 This contract represents a valid and binding obligation of the Seller enforceable in accordance with its terms;

                  6.1.7   The Seller has fee simple title to the Project;





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                  6.1.8   Seller is not a foreign person or entity pursuant to
the Foreign Investment in Real Property Tax Act, or the Tax Reform Act of 1984.

          6.2 LIMITED SURVIVAL OF SELLER'S WARRANTIES. Notwithstanding anything to the contrary contained herein, it is understood and agreed that the representations and warranties of Seller in this Agreement and any that may be contained in any Landlord Estoppels that may be delivered by Seller to Buyer pursuant to Section 4.6 hereof shall survive the Closing for a period of one hundred eighty (180) days following the Closing Date, and Seller shall have no liability of any kind whatsoever for any breach thereof except to the extent that a claim is asserted by Buyer against Seller within such one hundred eighty
(180) day period. For purposes of the foregoing sentence, Buyer shall have asserted a claim against Seller if, prior to the expiration of said 180-day period, Buyer shall have served Seller with written notice of Buyer's intent to file a claim, together with a reasonably precise description of the factual and contractual basis for such claim and the names of three mediators acceptable to Buyer for mediation, as required below. If any of the representations or warranties of Seller contained in Section 6 hereof are determined at any time prior to the Closing Date to be untrue or unfulfilled to any material extent, then Buyer, as its sole and exclusive remedy, may terminate this Agreement by providing written notice of such termination to Seller within three business days of such determination, in which event the Earnest Money Deposit shall be returned to Buyer and thereafter neither Seller nor Buyer shall have any further liabilities or obligations one unto the other. Should Buyer determine following Closing that any of the warranties or representations of Seller set out in this Agreement or in the Landlord Estoppels are untrue, Buyer and Seller agree to submit to mediation any dispute regarding such warranty as a prerequisite to the filing of any suit or action. Failure to submit to mediation shall entitle Seller to abatement and dismissal of any action filed until the required mediation occurs. The parties shall attempt to agree on the mediator to be named, but in the event they cannot agree, the Chief District Judge of the United States District Court for the Southern District of Texas, Houston Division acting in his individual and not judicial capacity shall be requested to name the mediator. The fees of any mediator shall be paid one-half by each of Seller and Buyer. The provisions of this Section 6.2 shall survive the Closing hereof.

          6.3 BUYER'S REPRESENTATIONS. Buyer's representations and warranties shall survive the Closing and shall not be merged therein. Buyer represents, warrants, covenants, and agrees with Seller, as of the Effective Date, that:

                  6.3.1 Except as otherwise hereinafter expressly provided, Buyer has the full right, power, and authority to purchase the Project from Seller as provided in this Contract and to carry out Buyer's obligations under this Agreement, and all requisite action necessary to authorize Buyer to enter into this Agreement and to carry out Buyer's obligations hereunder has been, or on the Closing Date will have been, taken;

                  6.3.2 This contract represents the valid and binding obligation of Buyer, enforceable in accordance with its terms;

                  6.3.3 Buyer acknowledges that Buyer has been advised in writing that Buyer should have an abstract covering the Property examined by an attorney of Buyer's own selection or that Buyer should be furnished with or obtain a policy of title insurance.





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 7.      CONDITIONS PRECEDENT TO BUYER'S AND SELLER'S PERFORMANCE.

          7.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. Buyer shall not be obligated to consummate the transaction described in this Contract unless:

                  7.1.1 Seller shall have performed, observed and complied in all material respects with all the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by Seller prior to or as of the Closing Date.

                  7.1.2 All representations and warranties made by Seller hereunder shall be true, complete and accurate in all material respects as of the Closing Date subject to the provisions of Section 6.2 above;

                  7.1.3 The Title Company shall be irrevocably committed to deliver following Closing the Owner's Title Policy in the form described in
Section 3.2;

                  7.1.4 The Tenant Estoppel Certificates and/or Landlord's Estoppels prescribed under Section 4.6 have been delivered to Buyer which Tenant Estoppel Certificates and Landlord Estoppels shall substantially confirm the information set forth in the Leases delivered pursuant to Section 4.7 of this Agreement, as they may be modified in accordance with the terms of this Agreement;

                  7.1.5 There shall be no material adverse change in matters reflected in the Title Commitment or Survey.

          7.2 FAILURE OF BUYER'S CONDITIONS PRECEDENT. In the event any of the aforesaid conditions precedent shall not have been satisfied or shall not exist on the date of Closing, then, unless Buyer shall have waived in writing the satisfaction or existence of such condition precedent, in its election and in its sole and subjective discretion, Buyer shall not be obligated to close the transactions contemplated hereby, and Buyer shall be entitled to receive a return of the Earnest Money Deposit. If the failure of any condition precedent constitutes a default by Seller under this Agreement, Buyer shall have the remedies provided by Subsection 14.2 below; otherwise, upon receipt of the Earnest Money Deposit by Buyer, Buyer and Seller shall both be relieved of any further liability or obligation hereunder.


          7.3 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. Seller shall not be obligated to consummate the transaction described in this Contract unless:

                  7.3.1 All representations and warranties made by Buyer hereunder shall be true, complete and accurate in all material respects as of the Closing Date;

                  7.3.2 Buyer shall have performed, observed and complied in all material respects with all the covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by Buyer prior to or as of the Closing Date.

          7.4 FAILURE OF SELLER'S CONDITIONS PRECEDENT. In the event any of the aforesaid conditions precedent shall not have been satisfied or shall not exist on the date of Closing, then, unless Seller shall have waived in writing the satisfaction or existence of such condition precedent, in its election and in its sole and subjective discretion, Seller shall not be obligated to close the transactions contemplated hereby, and if the failure of any condition precedent constitutes a default by Buyer under this Agreement, Seller shall have the remedies provided by Subsection 14.1 below.

 8.      CLOSING.

          8.1 CLOSING DATE. The closing of the purchase and sale of the Project (the "Closing") shall be held on the 30th day after the expiration of the Inspection Period unless the parties agree in writing on an earlier date, or unless extended by Seller in accordance with Section 3.3. The Closing shall occur at 10:00 a.m. at the offices of the Title Company.

          8.2 BUYER'S OBLIGATIONS AT CLOSING. In addition to delivery of the balance of the Purchase Price as described in Section 2.2, Buyer shall execute and deliver the following to Seller at Closing:

                  8.2.1 An Assignment and Assumption of Leases and Service Contracts in the form attached hereto as EXHIBIT F, pursuant to which Buyer shall assume Seller's obligations under the Leases (including Seller's obligations with respect to the Security Deposits) and the Service Contracts.

                  8.2.2 Such affidavits, instruments or agreements that may be required by the Title Company in its issuance of the policy of title insurance pursuant to the Title Commitment.

                  8.2.3 A statement which reflects the settlements and prorations provided for in Section 6.

                  8.2.4 A certificate from Buyer certifying to Seller that neither Buyer, nor any current officer, director or principal of Buyer, nor any person currently in control of or under common control with Buyer: (i) is now, or has ever been an employee or a relative of an employee of Seller, or a trustee, agent, fiduciary or consultant of Seller or any of Seller's subsidies listed in Schedule 8.2.4 to be attached hereto; (ii) now has, or has ever been a relative of any of the known interested parties listed in Schedule 8.2.4; or
(iii) now has, or has ever had any personal or private commercial or business relationship or affiliation with any of the known interested parties listed on
Schedule 8.2.4.

          8.3 SELLER'S OBLIGATIONS AT CLOSING. Provided that Buyer performs its obligations at Closing as set forth in Section 8.2, Seller shall execute and deliver the following to Buyer at Closing:

                  8.3.1 A Special Warranty Deed in the form attached hereto as EXHIBIT G conveying the Property and Building to Buyer, subject to the Permitted Exceptions.

                  8.3.2 A Bill of Sale in the form attached hereto as EXHIBIT H conveying the Equipment to Buyer.

                  8.3.3 A counterpart of the Assignment and Assumption of Leases and Service Contracts in the form attached hereto as EXHIBIT F assigning the Leases and Service Contracts to Buyer.

                  8.3.4 The original Leases, or, if any original Leases are not in Seller's possession or control, copies of any such Leases certified by Seller as being true and correct;

                  8.3.5 An affidavit, in the form, or substantially in the form, attached as EXHIBIT I, in compliance with Section 1445 of the Internal Revenue code of 1986, as amended, and any regulations promulgated thereunder, stating under penalty of perjury the Seller's United States identification number and that Seller is not a "foreign person" as that term is defined in
Section 1445, duly executed and acknowledged by Seller;

                  8.3.6 A notice of sale in the form, or substantially in the form, attached as EXHIBIT J (the "Tenant Notice Letter") for each of the Tenants, duly executed by Seller.

                  8.3.7 If applicable, a Municipal Utility District notice, substantially in the form attached hereto as EXHIBIT N.

                  8.3.8 A statement which reflects the settlements and prorations provided for in Section 9.

                  8.3.9   Keys to the Building and possession of the Property.

 9. SETTLEMENT AND PRORATIONS. The following items shall be prorated or settled between Buyer and Seller at Closing:

          9.1 TAXES AND ASSESSMENTS. Real property taxes and real property assessments for the Property and the Building for the year of Closing, payable in the following calendar year, shall be apportioned between Seller and Buyer as of the date of Closing. Such apportionment shall be computed on the basis of the most recent assessed valuation and mill levy information, and shall constitute a final settlement. Buyer understands that it shall be solely responsible for payment of all special assessments against the Property or the Building which are assessed for improvements to the Property or the surrounding land which are installed after the date of execution of this Agreement.

          9.2 RENTS. Base rents, escalation or reimbursement payments for real estate and personal property taxes, insurance premiums, CAM or other operating expenses and charges, payable with respect to the Project for the month of Closing shall be prorated as of the Closing Date. Percentage rents for each Tenant obligated therefor shall be pro-rated on the basis of the number of days lapsed during the Tenant's percentage rent period as of the Closing Date and not on the basis of the amount of the Tenant's sales which accrued during such percentage rent period as of the Closing Date. Such prorations may not be capable of determination at the Closing Date, in which event, such prorations shall be made within 90 days after Closing; provided, however, that to the extent any Tenant required to pay percentage rent is not required to report its sales within said 90-day period, then such proration shall be made within thirty days following receipt by Buyer of such sales report. All rents received by Seller under the Leases which are attributable to the period of time prior to the date of Closing will be retained by Seller. All rents received by Seller under the Leases which are attributable to the period of time commencing as of the date of Closing and thereafter will be paid or credited to Buyer. With respect to any Tenant ("Delinquent Tenant") who owes rent and other charges which at Closing are more than 10 business days past due, such past due rents and other charges ("Delinquencies") shall not be prorated. Buyer shall remit such Delinquencies, if any, if, as and when collected by Buyer. If a payment is received by Buyer from a Delinquent Tenant, such payment shall be applied by Buyer first to the most recent rent then due from such Tenant to Buyer, if any, then to any Delinquencies that are owed to Seller. The right to receive and to collect all rents and profits, delinquent or otherwise, shall be assigned by Seller to Buyer at Closing, except that Seller shall retain the right to collect all Delinquencies from any Tenants of the Project, including the right to sue any such Delinquent Tenant in a collection action; provided, however, that following the Closing, Seller shall not have any right to commence or pursue any eviction action against any Delinquent Tenant. Buyer agrees to use reasonable efforts to collect all such rents on Seller's behalf.

          9.3 SECURITY DEPOSITS. Seller, at its option, shall either (a) deliver funds in an amount equal to the Security Deposits to Buyer at Closing, or (b) have the amount of the Security Deposits credited against the Purchase Price. In either event, Buyer shall be deemed to have accepted a transfer of the Security Deposits from Seller at Closing.

          9.4 LEASING COMMISSIONS. Seller shall be responsible for the payment of all leasing commissions and referral fees relating to Leases entered into prior to the Effective Date, other than those commissions or fees due or payable as a result of the exercise of renewal options or other options or rights under existing Leases which are exercised on or after the Effective Date or as a result of any Leases executed on or after the Effective Date and any renewal, expansion or other modification of Leases executed on or after the Effective Date, in each case, in accordance with this Agreement, which shall be Buyer's responsibility (provided that each of those Leases which are in effect on the date of this Agreement are listed on EXHIBIT C to this Agreement or are otherwise disclosed to Buyer in writing prior to the end of the Inspection Period). Buyer shall reimburse Seller at the Closing to the extent Seller has paid any such leasing commissions or referral fees which are the responsibility of Buyer. Each party agrees to indemnify, defend and hold the other harmless from and against any and all liability for leasing commissions, referral fees and other costs and expenses owed by that party under this Section.

          9.5 TENANT IMPROVEMENTS AND OTHER EXPENSES. Seller shall be responsible for the payment of all tenant improvement expenses (including all hard and soft construction costs, whether payable to the contractor or to the tenant), tenant allowances, moving expenses and other out-of-pocket costs which are the obligation of the landlord under the Leases entered into prior to Effective Date, except as set forth in the following sentence with respect to renewal options or expansion options under those Leases. Buyer shall be responsible for the payment of all such tenant improvement expenses, tenant allowances, moving expenses and other out-of-pocket costs which are the obligation of the landlord under (A) existing Leases relating to the renewal periods or additional space under renewal options or expansion options under the existing

Leases exercised on or after the Effective Date (provided those Leases are listed on EXHIBIT C) or (B) the Leases entered into on or after the Effective Date. Buyer shall reimburse Seller at the Closing to the extent Seller has paid any such expenses which are the obligation of Buyer. Seller shall in no event be obligated to pay for any change orders or additions to the tenant improvements or changes in the scope of the work or the specifications agreed to by Buyer and issued on or after the Closing Date.

          9.6 PAYMENTS UNDER SERVICE CONTRACTS. All amounts due and payable under the Service Contracts through the date of Closing shall be paid by Seller. All payments due and payable under the Service Contracts during the period of time from and after the date of Closing shall be paid by Buyer. For purposes of the foregoing sentences, all payments due and payable under the Service Contracts shall be determined by prorating the amount of the contract over the term of the Service Contract or the period to which such payment applies. So, for example, if a Service Contract has a term of thirty days with a payment of $300 to be paid on the first day of the term of the Service Contract, then the $300 payment shall be treated as if it is due and payable at $10/day over the term of the Service Contract. Seller shall receive a credit for the portion of any prepaid amount under a Service Contract which is attributable to the period of time after the date of Closing. All deposits under any of the Service Contracts shall be retained by Seller as its exclusive property or Seller may elect to assign such deposits to Buyer and receive a credit for such amounts at Closing. Seller shall terminate its property management agreement at the Project with TransWestern Property Company (the "Seller's Property Manager") within thirty days of the Closing, and Seller shall remain responsible for the payment of any fees owed to Seller's Property Manager arising after the Closing.

          9.7 PERSONAL PROPERTY AND SALES TAXES. All personal property taxes assessed against the Equipment through the date of Closing shall be paid by Seller. All personal property taxes assessed against the Equipment from and after the date of Closing shall be paid by Buyer. Buyer shall pay all sales and use taxes associated with sale of the Equipment by Seller to Buyer.

          9.8 UTILITY CHARGES. All utility charges will be prorated as of the date of Closing, and Seller shall pay all charges assessed through the date of Closing if a final billing is available. If a final billing is unavailable, Seller shall deposit with the Title Company an amount estimated by the Title Company to be sufficient to pay the final billing when it becomes available, with any excess amount to be refunded to Seller. Seller shall receive a credit for the portion of any prepaid amount which is attributable to the period of time after the date of Closing. All deposits paid to utilities shall be retained by Seller as its exclusive property or Seller may elect to receive a credit at Closing in the full amount of such deposits.

          9.9 MISCELLANEOUS CLOSING COSTS. Seller shall pay the costs associated with providing Buyer with the title insurance policy described in subsection 3.2. All real estate recording and documentary fees payable in connection with the purchase and sale of the Project shall be paid by Buyer. Any fee for closing services which is charged by the Title Company shall be shared equally by Seller and Buyer. Except as otherwise expressly provided in this Agreement, Buyer and Seller shall pay their own fees and expenses incurred in the preparation, execution and performance of their respective obligations under this Agreement.

10.      CONDITION OF PROPERTY; DISCLAIMER OF WARRANTIES.

          10.1 DISCLAIMER. Except only as otherwise explicitly provided elsewhere in this Agreement, Buyer is relying solely on its own inspection and examination in purchasing the Project; and is purchasing the Project on an "AS-IS" basis with all faults and defects now known or hereafter discovered by Buyer. Neither Seller nor any of its agents or representatives make any representation or warranty to Buyer as to (a) the suitability of the Project for Buyer's intended use, (b) the profitability of the operation of the Project, or (c) any tax consequences, favorable or otherwise, resulting from Buyer's acquisition or operation of the Project; and all such representations and warranties are hereby expressly disclaimed by Seller. Any representations, warranties or statements made by any agent or representative of Seller may not be relied upon by Buyer and do not constitute a part of this Agreement. Buyer acknowledges that Buyer has been given a reasonable opportunity to inspect and investigate the Property, all improvements thereon, the Leases and all other aspects relating to the Property, and Buyer is acquiring the Property based solely upon Buyer's own investigations and inspections thereof, except as expressly set forth herein. Buyer further acknowledges:

                  10.1.1 Buyer has, or by the expiration of the Inspection Period will have, with the assistance of such experts as Buyer has deemed appropriate, made its own independent investigations and studies, including without limitation, a physical and environmental inspection, with respect to the Property and all aspects thereof and it will be relying entirely thereon and on the advice of its counsel, advisors and consultants concerning the transaction contemplated in this Agreement. Buyer is not relying and shall not rely on any investigation, study, projection or other information, economic or otherwise, prepared by or on behalf of Seller, and;

                  10.1.2 Buyer has, or by the expiration of the Inspection Period will have, with the assistance of such experts as Buyer has deemed appropriate, examined and investigated the status of all circumstances concerning the zoning, land use controls, building code compliance, environmental regulations and other matters with respect to the Property.

          10.2 BUYER'S ASSUMPTION OF RISKS. Upon Closing, Buyer shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Buyer's investigations. Buyer releases Seller and all of Seller's agents and employees from, and waives all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) of any and every kind or character, known or unknown, for or attributable to, any latent or patent structural, physical or environmental condition at the Property or Seller's failure to disclose the same. The provisions of this Section 7 shall survive the Closing or termination of this Agreement.

          10.3 DPTA WAIVER. As to any claims or causes of action arising or alleged to have arisen out of this Agreement or the subject matter hereof, to the fullest extent allowed by Law Buyer hereby expressly waives all rights and remedies under the Texas Deceptive Trade Practices Act (Texas Business and Commerce Code Section 17.41 et seq.), other than Section 17.555 thereof.

11. PUBLICITY AND CONFIDENTIALITY. The parties shall at all times keep the transactions contemplated in this Agreement and any documents received from each other pursuant to this Agreement confidential, except to the extent necessary to (i) comply with applicable law and regulations, (ii) or to provide information to such attorneys, accountants and other professionals as either party deems necessary in connection with the transactions contemplated in this Agreement. Any such disclosure to third parties shall indicate that the information is confidential and should be so treated by the third party. No press release or other public disclosure may be made by Buyer or Seller or any of their agents concerning the transactions contemplated in this Agreement except in a form approved by both Buyer and Seller. The provisions of this
Section 11 shall survive the Closing or termination of this Agreement.

12. LOSS OR CASUALTY. The Project shall be conveyed in its present condition, ordinary wear and tear excepted. If the Project is damaged by fire or other casualty prior to the time of Closing, then by delivery to Seller of written notice of election within five days after receipt of written notice of such damage or other casualty, Buyer may elect to either (a) terminate this Agreement, or (b) to continue this Agreement in full force and effect, in which case Seller shall assign to Buyer at Closing any and all insurance proceeds resulting from such damage to the Project, not exceeding, however, the total purchase price, and Buyer shall take title to the Project subject to such damage. Notwithstanding the foregoing, in the event that the cost to repair any such damage or other casualty is reasonably estimated by Seller to be less than Three Hundred Thousand Dollars ($300,000), and provided further that insurance proceeds are made available to Buyer, then Buyer shall have no right to terminate this Agreement, Seller shall assign to Buyer at Closing any and all insurance proceeds, and Buyer is entitled to a credit of any deductible amount arising under Seller's insurance policy, and Buyer shall take title to the Property subject to such damage or other casualty. If Buyer fails to deliver written notice to Seller of Buyer's election hereunder within said five-day period, Buyer shall be deemed to have elected to continue the Agreement in full force and effect. Buyer shall be entitled to re-inspect the Project prior to Closing to determine whether any event of casualty has occurred since the last inspection by Buyer during the Inspection Period.

13. CONDEMNATION. If, between the date of this Agreement and Closing, any portion of the Project is taken in condemnation, the parties agree as follows:

          13.1 UNESSENTIAL PORTION OF PROJECT. If the portion of the Project be taken in condemnation is not essential to the continued use of the Project, the Agreement shall continue in full force and effect. In such event, the Purchase Price shall be paid by Buyer at Closing without reduction, but Seller shall assign its right, title and interests in and to any award and shall remit to Buyer all awards received by Seller as a result of the condemnation.

          13.2 ESSENTIAL PORTION OF PROJECT. If the portion of the Project taken in condemnation is essential to the continued use of the Project, Buyer and Seller shall both have the option to terminate this Agreement and their respective obligations hereunder. The option to terminate contained in this subsection must be exercised by written notice to the other party no later than five days after the party first becomes aware of the condemnation. If either party exercises its option to terminate in accordance with this subsection, the Title Company shall return the Earnest Money Deposit to Buyer and neither party shall have any further obligation hereunder. If neither party exercises its option to terminate as provided in this subsection, the Agreement shall continue in full force and effect. In such event, the Purchase Price shall be paid by Buyer at Closing without reduction, but Seller shall assign its right, title and interests in and to any award and shall remit to Buyer all awards received by Seller as a result of the condemnation.

14. DEFAULT AND REMEDIES. In the event of default by either party under this Agreement, Buyer and Seller agree as follows:

          14.1 DEFAULT BY BUYER. If Buyer shall default in the performance of its obligations hereunder to purchase the Project, Seller shall have the right to terminate this Agreement and to retain the Earnest Money Deposit as its sole and exclusive remedy.

          14.2 DEFAULT BY SELLER. If Seller shall default in the performance of its obligations hereunder to sell the Project, Buyer shall have the right to either (a) terminate this Agreement and to obtain the return of the Earnest Money Deposit, or (b) enforce this Agreement through an action for specific performance. Buyer hereby waives its right to recover damages from Seller, including without limitation any loss of profits, consequential damages, punitive damages or any other damages or losses suffered by Buyer in connection with this Agreement. Notwithstanding the foregoing sentence, in the event that Seller conveys the Project to a third party in breach of the terms of this Agreement, and such conveyance occurs without Buyer's knowledge such that Buyer is unable to enforce the Agreement through an action for specific performance, then, and only in such circumstance, Buyer shall be entitled to sue Seller for damages.

15. BROKERS. Seller represents and warrants to Buyer that no broker or finder has been engaged by Seller other than Grubb & Ellis ("Broker") in connection with any of the transactions contemplated by this Agreement. Seller agrees to pay Broker a commission pursuant to a separate agreement between Seller and Broker. Broker shall be solely responsible for paying a portion of its commission to Aegis Realty Group, Inc. (San Antonio, Texas) ("Tenant's Broker"), in accordance with an agreement between the two. Seller further represents and warrants that no other person or entity now claims or will claim any commission, finder's fee or other amounts by, through, under or as a result of any relationship with Seller because of such transactions. Buyer represents and warrants to Seller that Buyer has not engaged or dealt with any broker or finder, other than Tenant's Broker, in connection with any of the transactions contemplated by this Agreement. Buyer further represents that, other than Tenant's Broker, no person or entity claims or will claim any commission, finder's fee or other amounts by, through, under or as a result of any relationship with Buyer because of such transactions. Each party agrees to hold the other party harmless from and against any and all costs, expenses, claims, losses or damages, including reasonable attorneys' fees, resulting from any breach of the representations and warranties contained in this Section. This hold harmless provision shall survive the closing or termination of this transaction.

16. ASSIGNMENT. Buyer shall not have the right to assign all or any part of its interest or rights under this Agreement without the prior written consent of Seller except that Buyer may assign this Agreement to a title holding company in which Buyer owns a majority equity interest. Except as provided herein, any attempted assignment by Buyer without such prior written consent, including assignments that would otherwise occur by operation of law, shall be without force or effect as against Seller.

17.      MISCELLANEOUS.

          17.1 NOTICES. All notices required or permitted under this Agreement shall be given by registered or certified mail, postage prepaid, or by hand delivery or recognized overnight delivery service, or by telecopy (so long as the original follows by regular mail or other form of delivery permitted hereunder within five business days) directed as follows:

     If intended for SELLER, to:       The Board of Pension Commissioners of the
                                           City of Los Angeles
                                       c/o Lowe Enterprises Colorado, Inc.
                                       1475 Lawrence Street, Suite 210
                                       Denver, Colorado  80202
                                       Attn:  Vicki Fitzgerald
                                       Telephone:  (303) 628-0800
                                       Telecopy:  (303) 628-0817

     with a copy in each case to:      Holland & Hart LLP
                                       555 17th Street, Suite 2700
                                       P.O. Box 8749
                                       Denver, Colorado  80202
                                       Attn:  Shari R. Baker, Esq.
                                       Telephone:  (303) 295-8026
                                       Telecopy:  (303) 295-8261

     and a copy in each case to:       Morgan, Lewis & Bockius
                                       300 South Grand Avenue, 22nd Floor
                                       Los Angeles, California  90071
                                       Attn:  Dean Heller, Esq.
                                       Telephone:  (213) 612-2500
                                       Telecopy:  (213) 612-2554

     and a copy in each case to:       Chicago Title - Dallas Direct
                                       350 N. St. Paul, Suite 250
                                       Dallas, Texas  75201
                                       Telephone:  (214) 720-4000
                                       Telecopy:  (214) 720-1047

    If intended for BUYER, to:         United Investors Realty Trust
                                       5847 San Felipe, Suite 850
                                       Houston, Texas  77057
                                       Attn:  Mr. Randall Keith, Chief Operating
                                                Officer
                                       Telephone:  (713) 781-2858
                                       Telecopy:  (713) 268-6005

    with a copy in each case to:       Lewis H. Sandler, Esq.
                                       United Investors Realty Trust
                                       8080 North Central Expressway, Suite 400
                                       Dallas, Texas  75206
                                       Telephone:  (214) 360-3665
                                       Telecopy:  (214) 360-3696


    and a copy in each case to:        James, Goldman & Haugland, P.C.
                                       Attn:  Merton B. Goldman, Esq.
                                       8th Floor Texas Commerce Bank Bldg.
                                       201 East Main
                                       El Paso, Texas  79901
                                       Telephone:  (915) 532-3911
                                       Telecopy:  (915) 541-6440


Any notice delivered by mail in accordance with this paragraph shall be deemed to have been duly given three days after the same is deposited in any post office or postal box regularly maintained by the United States. Any notice which is hand delivered or delivered by recognized overnight delivery service shall be effective upon receipt by the party to whom it is addressed. Any notice which is delivered by telecopy shall be effective upon receipt by the sending party of written confirmation of receipt by the receiving telecopy machine at the numbers shown above. Either party, by notice given as above, may change the address or telecopy numbers to which future notices should be sent.

          17.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns. Notwithstanding the foregoing, the provisions of this subsection shall not be deemed to be a consent by Seller to any assignment of any interest or right of Buyer under this Agreement, whether by operation of law or otherwise.

          17.3 ENTIRE AGREEMENT. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between Seller and Buyer, and may not be modified in any manner except by an instrument in writing signed by both parties.

          17.4 HEADINGS. The section and subsection headings contained in this Agreement are inserted only for convenient reference and do not define, limit or proscribe the scope of this Agreement or any exhibit attached hereto.

          17.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument. Facsimile signatures hereon shall for all purposes be regarded as originals; however, the parties shall deliver original signed copies within five days of delivery of by facsimile.

          17.6 UNENFORCEABLE PROVISIONS. If any provision of this Agreement, or the application thereof to any person or situation shall be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall continue to be valid and enforceable to the fullest extent permitted by law.

          17.7 TIME OF THE ESSENCE. Time is strictly of the essence with respect to each and every term, condition, obligation and provision of this Agreement, and the failure to timely perform any of the terms, conditions, obligations or provisions hereunder by either party shall constitute a breach of and a default under this Agreement by the party so failing to perform. In calculating any period of time provided for in this Agreement, the number of days allowed shall refer to calendar and not business days. If any day scheduled for performance of any obligation hereunder shall occur on a weekend or holiday, the time period allowed and day for performance shall be continued to the next business day.

          17.8 WAIVERS. No waiver by either party of any provision hereof shall be effective unless in writing or shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by either party of the same or any other provision.

          17.9 ATTORNEYS' FEES AND COSTS. In the event of litigation between Seller and Buyer arising out of the enforcement of or a default under this Agreement, the prevailing party shall be entitled to judgment for court costs and reasonable attorneys' fees in an amount to be determined by the court.

          17.10 GOVERNING LAW; CONSTRUCTION OF AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Exclusive venue for all matters arising hereunder shall lie in Harris County, Texas. Seller and Buyer and their respective counsel have reviewed, revised and approved this Agreement. Accordingly, the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

          17.11 CONSIDERATION. Notwithstanding any other provision of this Agreement, in the event that this Agreement is terminated for any reason and Seller is not entitled to retain the Earnest Money Deposit, then $200.00 of the Earnest Money Deposit shall be paid to Seller by Buyer as consideration for the options given to Buyer in this Agreement.





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
         This AGREEMENT FOR THE PURCHASE AND SALE OF COMMERCIAL REAL ESTATE has been executed as of the date first appearing above.


SELLER:



THE BOARD OF PENSION COMMISSIONERS
OF THE CITY OF LOS ANGELES


By: /s/ [ILLEGIBLE]
   ------------------------------
Its: General Manager
    -----------------------------

BUYER:

UNITED INVESTORS REALTY TRUST,
a Texas real estate investment trust


By: /s/ [ILLEGIBLE]
   ------------------------------
Its: VP & COO
    -----------------------------




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